Exhibit 32.2
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Shirley Yin, Chief Financial Officer of Oplink Communications, Inc. (the "Company"), hereby certifies that, to the best of her knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the period ended March 30, 2014 to which this Certification is attached as Exhibit 32.2 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Quarterly Report and results of operations of the Company for the periods covered by the Quarterly Report.

In Witness Whereof, the undersigned has set her hands hereto as of the 8th day of May, 2014.

/S/ Shirley Yin Shirley Yin Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.